Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GBS Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated September 15, 2021 relating to the audit of the consolidated financial statements of GBS Inc., appearing in the Company`s Form 10-K and 10-K/A as amended (‘File No. 001-39825’) for the year ended June 30, 2021, which are incorporated by reference in this Registration Statement.

We also consent to the reference to us under the caption ‘Experts’ in this Registration Statement.

/s/ BDO Audit Pty Ltd

Sydney, Australia

April 8, 2022